UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 16, 2008

iMergent, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-32277	87-0591719
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

754 East Technology Avenue

Orem, Utah 84097

(Address of Principal Executive Offices) (Zip Code)

(801) 227-0004

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01

Other Events

On  May 16, 2008 the Circuit Court of Wisconsin, County of Dane confirmed a Stipulation and Order of Judgment (the "Settlement") agreed to between iMergent, Inc. (the "Company")  and the State of Wisconsin ("Wisconsin"). The Settlement stemmed from a two-year non public investigation undertaken by the Office of the Attorney General of Wisconsin.  The investigation reviewed the business practices of the Company and reviewed claims that the Company did not include sufficient disclosures in its initial solicitation.

In the Settlement, the Company agreed to make certain disclosures regarding the software sold by the Company and agreed it would not make representations which are not true. The Company also agreed to provide additional information in its initial solicitation. The Company has already incorporated the changes to the disclosures and changes in its initial solicitation contemplated in the Settlement. There were no refunds required in the Settlement.

The Company expressly denied any wrongdoing or that it had made any misrepresentations. The Company agreed to pay Wisconsin’s costs and fees totaling $50,000.  The Settlement does not otherwise restrict the Company from doing business in Wisconsin.

Item 9.01

Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description
99.1	Press release entitled “iMergent Reaches Settlement with State of Wisconsin”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMERGENT, INC.

/s/ ROBERT M. LEWIS
By: Robert M. Lewis, Chief Financial Officer
Date: May 22 , 2008